UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 23, 2007

MEDICAL SOLUTIONS MANAGEMENT INC.

(Exact name of registrant as specified in its charter)

Nevada	0-27084	86-0214815
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

237 Cedar Hill Street

Marlboro, Massachusetts 01752

(Address of principal executive offices) (Zip Code)

(508) 597-6300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On July 23, 2007, Medical Solutions Management Inc. (the “Company”) issued 37,720,001 shares of its common stock to Vicis Capital Master Fund (“Vicis”) pursuant to the conversion of outstanding warrants to purchase shares of common stock of the Company. Pursuant to the terms of the warrant, the Company received approximately $377,200.01 as consideration in connection with the conversion of the warrants held by Vicis. The Company relied upon Rule 506 of Regulation D of the Securities Act of 1933, as amended, in connection with the issuance of the 37,720,001 shares of common stock.

On August 13, 2007, the Company issued 26,264 shares of its common stock pursuant to the conversion of outstanding warrants to purchase 28,599 shares of common stock. Pursuant to the terms of the warrant, the holder of the warrant elected to convert the warrant on a cashless exercise basis and as a result, the Company did not receive any cash consideration for the issuance of the shares of common stock. The warrants were converted based on the fair market value of the common stock on the day of conversion of the warrants and the terms of the warrants held by the holder. The Company relied upon Rule 506 of Regulation D of the Securities Act of 1933, as amended, in connection with the issuance of the shares of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2008

MEDICAL SOLUTIONS MANAGEMENT INC.

By:	/s/ EJ McLean
Name:	E.J. McLean
Title:	Vice President and Controller